                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Board of Directors

bebe stores, inc.

    We consent to the use in this Registration Statement of bebe stores, inc. on Form S-1 of our report dated April 14, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial and Operating Data" and "Experts" in such Prospectus.

    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of bebe stores, inc., listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Deloitte & Touche LLP

San Francisco, California
April 15, 1998